                                                                   EXHIBIT 99.14

                        REPORT OF INDEPENDENT AUDITORS



Board of Managers and Contract Owners
Provident National Assurance Company
 Separate Account B


We have audited the consolidated financial statements of Provident National Assurance Company Separate Account B as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated January 17, 1997 (included at Item 27 in this Registration Statement). Our audits also included the financial statement schedules listed in Item 28 (a)(ii) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                        ERNST & YOUNG LLP

Chattanooga, Tennessee
January 17, 1997


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

STATEMENT OF SOURCES OF ASSETS

PROVIDENT NATIONAL ASSURANCE COMPANY SEPARATE ACCOUNT B

December 31, 1996




CONTRACT OWNERS' EQUITY
  Excess of net contract purchase payments
  received over amounts paid on canceled
  contracts (1,649,814 units outstanding)        $ 87,818,456

Accumulated net realized gain on investments       19,075,225

Unrealized appreciation of investments              4,003,349

Accumulated net investment income                  14,430,182
                                                -------------
                                                  125,327,212
                                                -------------

Accumulated terminations and death benefits      (109,466,144)
Accumulated  variable annuity benefits            ( 1,943,955)
                                                -------------

        TOTAL CONTRACT OWNER'S EQUITY           $  13,917,113
                                                =============








See notes to financial statements--Part B (Item 27).

STATEMENTS OF NET INVESTMENT INCOME

PROVIDENT NATIONAL ASSURANCE COMPANY SEPARATE ACCOUNT B




                                             Year ended December 31
                                          1996        1995       1994
                                        --------    --------   --------

NET INVESTMENT INCOME

  Income:
    Dividends                           $193,196    $240,725   $298,329
    Interest                               8,347      24,937     76,107
                                        --------    --------   --------
                                         201,543     265,662    374,436
                                        --------    --------   --------

  Expenses--Note C:
    Investment advisory services          67,237      63,922     64,398
    Mortality and expense assurances      94,131      89,492     90,158
                                        --------    --------   --------
                                         161,368     153,414    154,556
                                        --------    --------   --------

NET INVESTMENT INCOME                   $ 40,175    $112,248   $219,880
                                        ========    ========   ========

Ratio of expenses to total
  investment income                        80.07%      57.75%     41.28%
                                        ========    ========   ========




See notes to financial statements--Part B (Item 27).

STATEMENTS OF NET REALIZED GAIN AND UNREALIZED APPRECIATION
OF INVESTMENTS

PROVIDENT NATIONAL ASSURANCE COMPANY SEPARATE ACCOUNT B



                                                  Year ended December 31
                                             1996          1995          1994
                                          -----------  ------------  ------------

NET REALIZED GAIN FROM
INVESTMENT TRANSACTIONS
(excluding short-term securities)--Note A

     Proceeds from sales                   $5,882,270  $13,313,567   $ 9,701,955
     Cost of investments sold
       (identified cost)                    4,404,304   11,434,739     9,214,091
     Adjustment for impairment of value             0      (76,960)            0
                                           ----------  -----------   -----------

NET REALIZED GAIN                          $1,477,966  $ 1,801,868   $   487,864
                                           ==========  ===========   ===========

NET UNREALIZED APPRECIATION OF
  INVESTMENTS
     Balance at end of year                $4,003,349  $ 2,809,091   $ 1,635,016
     Balance at beginning of year           2,809,091    1,635,016     2,899,236
                                           ----------  -----------   -----------

INCREASE (DECREASE) IN NET
  UNREALIZED APPRECIATION OF
  INVESTMENTS                              $1,194,258  $ 1,174,075   $(1,264,220)
                                           ==========  ===========   ===========




See Notes to financial statements--Part B (Item 27).



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